Exhibit 4.3

SECOND SUPPLEMENTAL INDENTURE

Second Supplemental Indenture (this “Second Supplemental Indenture”), dated as of August 26, 2013, among Monitronics International, Inc., a Texas corporation (the “Issuer”), by and among the entities listed as Additional Guarantors on the signature pages hereto (the “Additional Guarantors”), the entities listed as Existing Guarantors on the signature pages hereto (the “Existing Guarantors”) and U.S. Bank National Association, as trustee under the Indenture referred to below (the “Trustee”).  Capitalized terms used herein but not defined shall have the meanings assigned to them in the Indenture.

W I T N E S S E T H:

WHEREAS, the Issuer, the Existing Guarantors and the Trustee are parties to that certain Indenture, dated as of March 23, 2012 (as amended by the Supplemental Indenture dated as of August 16, 2013 (the “First Supplemental Indenture”), the “Indenture”), governing the terms of the Issuer’s 9.125% Senior Notes due 2020 (all such Senior Notes governed by the Indenture, including, without limitation, the New Notes (as defined in the First Supplemental Indenture), the “Notes”); and

WHEREAS, pursuant to Sections 4.18 and 12.9 of the Indenture, the Additional Guarantors are required to execute and deliver to the Trustee a supplemental indenture pursuant to which the Additional Guarantors shall become Guarantors of the Notes on the terms and conditions set forth in Article XII therein (the “Notes Guarantee”); and

WHEREAS, pursuant to Section 9.1(8) of the Indenture, the Trustee, the Company and the Additional Guarantors and the Existing Guarantors are authorized to execute and deliver this Supplemental Indenture without the consent of any holders of the Notes.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Issuer, the Additional Guarantors, the Existing Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the holders of the Notes as follows:

ARTICLE I

RELATION TO INDENTURE; GENERAL REFERENCES

SECTION 1.01.  Relation to Indenture.  Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed, and all the terms, conditions and provisions thereof shall remain in full force and effect.  This Second Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby. This Second Supplemental Indenture constitutes an integral part of the Indenture.

SECTION 1.02.  General References.  All references in this Second Supplemental Indenture to Articles and Sections, unless otherwise specified, refer to the corresponding Articles and Sections of this Second Supplemental Indenture; and the terms “herein,” “hereof,” “hereunder” and any other words of similar import refer to this Second Supplemental Indenture.

ARTICLE II

NOTES GUARANTEES

SECTION 2.01.  Agreement to Guarantee. Each of the Additional Guarantors, by its execution of this Second Supplemental Indenture, hereby agrees, jointly and severally, fully and unconditionally to guarantee the Notes and the obligations of the Issuer under the Notes and the Indenture, and confirms that it agrees to be a Guarantor under the Indenture and shall be bound by (and shall be entitled to the benefits of) the terms of the Indenture applicable to Guarantors, including but not limited to Article XII thereof.

SECTION 2.02.  Notation on Notes.  To evidence its Note Guarantee set forth in Section 12.1 of the Indenture, each Additional Guarantor agrees that a notation of such Note Guarantee substantially in the form attached hereto as Exhibit A shall be endorsed on each Note authenticated and delivered by the Trustee.

SECTION 2.03.  Effect of Amendments.  The parties hereto hereby agree that the Issuer shall not be required under Section 9.4 of the Indenture to issue a new Global Note reflecting the terms amended in accordance with this Second Supplemental Indenture.  The parties further agree that any Notes issued after the date hereof shall reflect the terms of the Indenture as amended by this Second Supplemental Indenture and any subsequent amendments or supplemental indentures.

ARTICLE III

MISCELLANEOUS

SECTION 3.01.  Governing Law.  THIS SECOND SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

SECTION 3.02.  Trustee Makes No Representation.  The Trustee makes no representation as to the validity or sufficiency of this Second Supplemental Indenture.

SECTION 3.03.  Counterparts.  The parties may sign any number of copies of this Second Supplemental Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Second Supplemental Indenture.  Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes, and the exchange of copies of this Second Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Second Supplemental Indenture as to the parties hereto and may be used in lieu of the original Second Supplemental Indenture for all purposes.

SECTION 3.04.  Effect of Headings.  The section headings herein have been inserted for convenience of reference only, and are not intended to be considered a part thereof and shall not modify or restrict any of the terms or provisions hereof.

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SECTION 3.05.  Benefits Acknowledged.  The Additional Guarantors’ guarantees are subject to the terms and conditions set forth in the Indenture. Each of the Additional Guarantors acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by the Indenture and that the guarantee and waivers made by it pursuant to this Second Supplemental Indenture are knowingly made in contemplation of such benefits.

[Rest of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, the parties have caused this Second Supplemental Indenture to be duly executed as of the date first written above.

ADDITIONAL GUARANTORS

PCP SN HOLDINGS, INC., a Delaware corporation
OHCP SN A, INC., a Delaware corporation
OHCP SN B, INC., a Delaware corporation
OHCP ULTIMATE SECURITY HOLDINGS LLC, a Delaware limited liability company
OHCP INTERMEDIATE SECURITY HOLDINGS, INC., a Delaware corporation
OHCP SECURITY NETWORKS HOLDINGS LLC, a Delaware limited liability company
SECURITY NETWORKS LLC, a Florida limited liability company
SNCA LLC, a Delaware limited liability company
SNMCM LP, a Delaware limited partnership
SECURITY NETWORKS ACCEPTANCE LLC, a Delaware limited liability company

By:	/s/ Michael R. Meyers
Name:	Michael R. Meyers
Title:	Executive Vice President and Assistant Secretary

Second Supplemental Indenture

ISSUER

MONITRONICS INTERNATIONAL, INC.

By:	/s/ Michael R. Meyers
	Name:	Michael R. Meyers
	Title:	Chief Financial Officer, Vice President and
Assistant Secretary

EXISTING GUARANTORS

MIBU SERVICER INC.
MI FUNDING GP, LLC
MI FUNDING HC, LLC
MI FUNDING LP, LLC
MI SERVICER GP, LLC
MI SERVICER HC, LLC
MI SERVICER LP, LLC
MONITRONICS CANADA, INC.
MONITRONICS FUNDING LP
MONITRONICS SECURITY LP
PLATINUM SECURITY SOLUTIONS, INC.

By:	/s/ Michael R. Meyers
	Name:	Michael R. Meyers
	Title:	Vice President

Second Supplemental Indenture

TRUSTEE

U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Beverly A. Freeney
	Name:	Beverly A. Freeney
	Title:	Vice President

Second Supplemental Indenture

EXHIBIT A

FORM OF NOTATIONAL GUARANTEE

Each Guarantor listed below (hereinafter referred to as the “Guarantor,” which term includes any successors or assigns under that certain Indenture, dated as of March 23, 2012, by and among Monitronics International, Inc. (the “Issuer”), the Guarantors party thereto and the Trustee (as amended and supplemented from time to time, the “Indenture”) and any additional Guarantors) has guaranteed the Notes and the obligations of the Issuer under the Indenture, which include (i) the due and punctual payment of the principal of, premium, if any, and interest on the Notes of the Issuer, whether at stated maturity, by acceleration or otherwise, the due and punctual payment of interest on the overdue principal and premium, if any, and (to the extent permitted by law) interest on any interest, if any, on the Notes, and the due and punctual performance of all other obligations of the Issuer to the Holders or the Trustee all in accordance with the terms set forth in Article X of the Indenture, (ii) in case of any extension of time of payment or renewal of any Notes or any such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise, and (iii) the payment of any and all costs and expenses (including reasonable attorneys’ fees) incurred by the Trustee or any Holder in enforcing any rights under this Note Guarantee or the Indenture.

The obligations of each Guarantor to the Holders and to the Trustee pursuant to this Note Guarantee and the Indenture are expressly set forth in Article XII of the Indenture and reference is hereby made to such Indenture for the precise terms of this Note Guarantee.

No stockholder, employee, officer, director, general or limited partner, member or incorporator, as such, past, present or future of each Guarantor shall have any liability under this Note Guarantee by reason of his or its status as such stockholder, employee, officer, director, general or limited partner, member or incorporator.

This is a continuing Note Guarantee and shall remain in full force and effect and shall be binding upon each Guarantor and its successors and assigns until full and final payment of all of the Issuer’s obligations under the Notes and Indenture or until released in accordance with the Indenture and shall inure to the benefit of the successors and assigns of the Trustee and the Holders, and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges herein conferred upon that party shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof.  This is a Note Guarantee of payment and not of collectability.

This Note Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Note upon which this Note Guarantee is noted shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized officers.  The Obligations of each Guarantor under its Note Guarantee shall be limited to the extent necessary to insure that it does not constitute a fraudulent conveyance under applicable law.

Exhibit A to Second Supplemental Indenture

THE TERMS OF ARTICLE XII OF THE INDENTURE ARE INCORPORATED HEREIN BY REFERENCE.

Capitalized terms used herein have the same meanings given in the Indenture unless otherwise indicated.

Dated as of

MIBU SERVICER INC.
MI FUNDING GP, LLC
MI FUNDING HC, LLC
MI FUNDING LP, LLC
MI SERVICER GP, LLC
MI SERVICER HC, LLC
MI SERVICER LP, LLC
MONITRONICS CANADA, INC.
MONITRONICS FUNDING LP
MONITRONICS SECURITY LP
PLATINUM SECURITY SOLUTIONS, INC.

By:
Name:	Michael R. Meyers
Title:	Vice President

PCP SN HOLDINGS, INC.
OHCP SN A, INC.
OHCP SN B, INC.
OHCP ULTIMATE SECURITY HOLDINGS LLC
OHCP INTERMEDIATE SECURITY HOLDINGS, INC.
OHCP SECURITY NETWORKS HOLDINGS LLC
SECURITY NETWORKS LLC
SNCA LLC
SNMCM LP
SECURITY NETWORKS ACCEPTANCE LLC

By:
Name:	Michael R. Meyers
Title:	Executive Vice President and Assistant Secretary

Signature Page to Notational Guarantee